Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2022 Fourth Quarter and Year-End Results
SALT LAKE CITY, February 22, 2023 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a member of the S&P 500, announced operating results for the three months and year ended December 31, 2022.
Highlights for the three months ended December 31, 2022:

•Achieved net income attributable to common stockholders of $1.52 per diluted share, representing a 24.0% decrease compared to the same period in the prior year (which prior period included a $76.9 million, or $0.54/share, gain on real estate transactions).

•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $2.09 per diluted share. FFO, excluding adjustments for property losses and tenant reinsurance claims due to hurricanes and transaction related costs (“Core FFO”) was also $2.09 per diluted share, representing a 9.4% increase compared to the same period in the prior year.

•Increased same-store revenue by 11.8% and same-store net operating income (“NOI”) by 13.4% compared to the same period in the prior year.

•Reported same-store occupancy of 94.2% as of December 31, 2022, compared to 95.3% as of December 31, 2021.

•Acquired six operating stores, for a total cost of approximately $146.9 million.

•In conjunction with joint venture partners, acquired four operating stores and completed one development for a total cost of approximately $82.1 million, of which the Company invested $22.9 million.

•Originated $252.2 million in mortgage and mezzanine bridge loans and sold $17.3 million in mortgage bridge loans.

•Added 46 stores (one store net) to the Company's third-party management platform. As of December 31, 2022, the Company managed 887 stores for third parties and 318 stores in unconsolidated joint ventures, for a total of 1,205 managed stores.

•Paid a quarterly dividend of $1.50 per share.

Highlights for the year ended December 31, 2022:

•Achieved net income attributable to common stockholders of $6.41 per diluted share, representing a 3.6% increase compared to the same period in the prior year (which prior period included a $140.8 million, or $1.00/share, gain on real estate transactions).

•Achieved FFO of $8.38 per diluted share. Core FFO was $8.44 per diluted share, representing a 22.1% increase compared to the same period in the prior year.

•Increased same-store revenue by 17.4% and same-store net NOI by 20.3% compared to the same period in the prior year.

•Acquired 145 operating stores, six stores at completion of construction (a “Certificate of Occupancy store” or “C of O store”) and completed two developments for a total cost of approximately $1.4 billion.

•In conjunction with joint venture partners, acquired 33 operating stores and completed one development for a total cost of approximately $666.9 million, of which the Company invested $110.5 million.

•Originated $574.0 million in mortgage and mezzanine bridge loans and sold $228.7 million in mortgage bridge loans.

•Added 163 stores (59 stores net) to the Company's third-party management platform.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “We had another strong year, with annual same-store revenue growth of 17.4%, the highest in our company's history. Our internal and external growth efforts led to achieved Core FFO growth of 22.1% for the full year. As we begin 2023, we have strong occupancy and healthy rental rates, and we are well positioned for another year of solid same-store revenue growth in our need-based, recession resilient sector.”

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three months and year ended December 31, 2022 and 2021. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2022		2021		2022		2021
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$204,260	$1.52	$268,427	$2.00	$860,688	$6.41	$827,649	$6.19
Impact of the difference in weighted average number of shares – diluted[2]		(0.10)		(0.10)		(0.40)		(0.32)
Adjustments:
Real estate depreciation	71,983	0.50	58,671	0.41	263,923	1.85	229,133	1.63
Amortization of intangibles	4,882	0.03	1,457	0.01	13,623	0.10	4,420	0.03
Gain on real estate transactions	—	—	(76,877)	(0.54)	(14,249)	(0.10)	(140,760)	(1.00)
Unconsolidated joint venture real estate depreciation and amortization	4,295	0.03	3,319	0.02	16,644	0.12	11,954	0.08
Unconsolidated joint venture gain on sale of real estate assets and purchase of partner's interest	—	—	—	—	—	—	(6,251)	(0.04)
Distributions paid on Series A Preferred Operating Partnership units	(572)	—	(572)	—	(2,288)	(0.02)	(2,288)	(0.02)
Income allocated to Operating Partnership and other noncontrolling interests	15,219	0.11	15,431	0.11	60,468	0.42	50,109	0.36
FFO	$300,067	$2.09	$269,856	$1.91	$1,198,809	8.38	$973,966	$6.91

Adjustments:
Property losses and tenant reinsurance claims due to hurricanes, net	—	—	—	—	6,200	0.05	—	—
Transaction related costs	83	—	—	—	1,548	0.01	—	—
CORE FFO	$300,150	$2.09	$269,856	$1.91	$1,206,557	$8.44	$973,966	$6.91

Weighted average number of shares – diluted[3]	143,551,135		141,281,049		143,009,565		140,988,683

(1)Per share amounts may not recalculate due to rounding.

(2)Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three months and year ended December 31, 2022 and 2021 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended December 31,		Percent	For the Year Ended December 31,		Percent
	2022	2021	Change	2022	2021	Change
Same-store rental revenues[2]	$369,624	$330,710	11.8%	$1,443,327	$1,229,688	17.4%
Same-store operating expenses[2]	84,101	78,843	6.7%	339,195	311,718	8.8%
Same-store net operating income[2]	$285,523	$251,867	13.4%	$1,104,132	$917,970	20.3%

Same-store square foot occupancy as of quarter end	94.2%	95.3%		94.2%	95.3%

Properties included in same-store	867	867		867	867

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”

(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.

Same-store revenues for the three months and year ended December 31, 2022 increased compared to the same periods in 2021 due to higher average rates to existing customers and higher other operating income partially offset by lower occupancy.
Same-store expenses increased for the three months and year ended December 31, 2022 compared to the same periods in 2021 due to increases in payroll, credit card processing fees, utilities, property taxes and insurance. The same-store expense growth rate for the year ended December 31, 2022 is amplified by a decrease in expenses in the 2021 comparable period.
Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three months and year ended December 31, 2022 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
The following table (unaudited) outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands):

	Closed/Completed through December 31, 2022		Closed/Completed Subsequent to December 31, 2022		Scheduled to Still Close/Complete in 2023		Total 2023		To Close/Complete in 2024
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores[1]	145	$1,276,878	—	$—	—	$—	—	$—	—	$—
C of O and Development Stores[2]	8	86,220	—	—	6	82,565	6	82,565	6	74,114
EXR Investment in Wholly-Owned Stores	153	1,363,098	—	—	6	82,565	6	82,565	6	74,114

Joint Venture Investment
EXR Investment in JV Acquisition of Operating Stores[2]	33	100,905	4	16,043	1	5,364	5	21,407	—	—
EXR Investment in JV Development and C of O2	1	9,580	—	—	3	28,095	3	28,095	3	38,949
EXR Investment in Joint Ventures	34	110,485	4	16,043	4	33,459	8	49,502	3	38,949
Total EXR Investment	187	$1,473,583	4	$16,043	10	$116,024	14	$132,067	9	$113,063

(1)Includes the Storage Express acquisition, and does not include $180.0 million investment in Bargold Storage Systems.
(2)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.

Bridge Loans:
During the three months ended December 31, 2022, the Company originated $252.2 million in bridge loans and sold $17.3 million in bridge loans. The Company has an additional $353.8 million in bridge loans that closed subsequent to quarter end or are under agreement to close in 2023. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Other Investments:
During the three months ended December 31, 2022, the Company modified its preferred stock investment in Nexpoint Storage Partners, Inc. (“NexPoint”). The $100.0 million and $200.0 million tranches were combined into a single $300.0 million tranche. The modified tranche will yield 8.5% per annum (previously a blended yield of 10.7%) and mature December 8, 2028 with two 1-year extensions. As part of the modification, the Company also received a right of first offer on the NexPoint stores, the management of 11 additional stores, and the Company extended the management agreement maturity date of all NexPoint managed stores through December 2031.

Property Management:
As of December 31, 2022, the Company managed 887 stores for third-party owners and 318 stores owned in unconsolidated joint ventures, for a total of 1,205 stores under management. The Company is the largest self-storage management company in the United States.

Balance Sheet:
During the three months ended December 31, 2022 the Company entered into four swap agreements against 1-month Term secured overnight financing rate (“SOFR”) with notional amounts of $100.0 million each. Two of the swap agreements mature October 31, 2024, the third matures on November 30, 2025 and the fourth matures December 31, 2025. The swaps effectively fix the interest rate on $400.0 million in variable-rate debt obligations. The all-in blended fixed-rate (swapped index rate + spread over SOFR) on the four swapped tranches is 5.1%. Full details related to the Company's debt schedule are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
During the three months ended December 31, 2022, the Company did not issue any shares on its ATM program, and it currently has $800.0 million available for issuance. The Company did not repurchase any shares of common stock using its stock repurchase program during the quarter, and as of December 31, 2022, the Company had authorization to purchase up to an additional $337.0 million under the plan.
As of December 31, 2022, the Company’s percentage of fixed-rate debt to total debt was 64.7%. Net of the impact of variable rate receivables, the effective fixed-rate debt to total debt was 71.3%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.4% and 5.5%, respectively. The combined weighted average interest rate was 4.1% with a weighted average maturity of approximately 5.1 years.
Subsequent to quarter end, on January 6, 2023, the Company entered into a $335.0 million unsecured term loan agreement, at an interest rate of 1-month Term SOFR + 1.05%. The proceeds were used to reduce the revolving balances of the Company's credit facility.

Dividends:
On December 31, 2022, the Company paid a fourth quarter common stock dividend of $1.50 per share to stockholders of record at the close of business on December 14, 2022.

Outlook:
The following table outlines the Company's initial Core FFO estimates and annual assumptions for the year ending December 31, 20231:

	Ranges for 2023 Annual Assumptions		Notes

	Low	High
Core FFO	$8.30	$8.60
Dilution per share from C of O and value add acquisitions	$0.25	$0.25
Same-store revenue growth	3.75%	5.25%	Same-store pool of 914 stores
Same-store expense growth	5.00%	6.00%	Same-store pool of 914 stores
Same-store NOI growth	3.00%	5.50%	Same-store pool of 914 stores
Weighted average one-month LIBOR/SOFR	4.77% / 4.68%	4.77% / 4.68%

Net tenant reinsurance income	$158,500,000	$159,500,000
Management fees and other income	$86,000,000	$87,000,000
Interest income	$87,000,000	$88,000,000	Includes interest from bridge loans and dividends from NexPoint preferred investment
General and administrative expenses	$140,500,000	$141,500,000	Includes non-cash compensation
Average monthly cash balance	$25,000,000	$25,000,000
Equity in earnings of real estate ventures	$48,500,000	$49,500,000	Includes dividends from SmartStop preferred investment
Interest expense	$333,000,000	$336,000,000
Income Tax Expense	$23,500,000	$24,500,000	Taxes associated with the Company's taxable REIT subsidiary
Acquisitions	$250,000,000	$250,000,000	Represents the Company's investment
Bridge loans outstanding	$650,000,000	$650,000,000	Represents the Company's average retained loan balances for 2023
Weighted average share count	144,000,000	144,000,000	Assumes redemption of all OP units for common stock
(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."
FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Information” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.

Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Thursday, February 23, 2023, to discuss its financial results. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: https://register.vevent.com/register/BIebe11146a14743bdba965c34557cd9ca.

A live webcast of the call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
A replay of the call will be available for 30 days on the investor relations section of the Company’s website beginning at 5:00 p.m. Eastern Time on February 23, 2023.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments, estimated hurricane-related insurance claims and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•failure to close pending acquisitions and developments on expected terms, or at all;
•the effect of competition from new and existing stores or other storage alternatives, which could cause rents and occupancy rates to decline;
•potential liability for uninsured losses and environmental contamination;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•our ability to recover losses under our insurance policies;
•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;
•increases in interest rates;
•reductions in asset valuations and related impairment charges;
•our lack of sole decision-making authority with respect to our joint venture investments;
•the effect of recent or future changes to U.S. tax laws;
•the failure to maintain our REIT status for U.S. federal income tax purposes;
•impacts from any outbreak of highly infectious or contagious diseases such as COVID-19, including reduced demand for self-storage space and ancillary products, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results; and
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and non-cash interest. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 867 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of December 31, 2022, the Company owned and/or operated 2,338 self-storage stores in 41 states and Washington, D.C. The Company’s stores comprise approximately 1.6 million units and approximately 176.1 million square feet of rentable space. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. The Company is the second largest owner and/or operator of self-storage stores in the United States and is the largest self-storage management company in the United States.
###
For Information:
Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2022	December 31, 2021
	(Unaudited)
Assets:
Real estate assets, net	$9,997,978	$8,834,649
Real estate assets - operating lease right-of-use assets	221,725	227,949
Investments in unconsolidated real estate entities	582,412	457,326
Investments in debt securities and notes receivable	858,049	719,187
Cash and cash equivalents	92,868	71,126
Other assets, net	414,426	164,240
Total assets	$12,167,458	$10,474,477
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$1,288,555	$1,320,755
Unsecured term loans, net	2,340,116	1,741,926
Unsecured senior notes, net	2,757,791	2,360,066
Revolving lines of credit	945,000	535,000
Operating lease liabilities	229,035	233,356
Cash distributions in unconsolidated real estate ventures	67,352	63,582
Accounts payable and accrued expenses	171,680	142,285
Other liabilities	289,655	291,531
Total liabilities	8,089,184	6,688,501
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 133,921,020 and 133,922,305 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	1,339	1,339
Additional paid-in capital	3,345,332	3,285,948
Accumulated other comprehensive income (loss)	48,798	(42,546)
Accumulated deficit	(135,872)	(128,245)
Total Extra Space Storage Inc. stockholders' equity	3,259,597	3,116,496
Noncontrolling interest represented by Preferred Operating Partnership units, net	261,502	259,110
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	557,175	410,370
Total noncontrolling interests and equity	4,078,274	3,785,976
Total liabilities, noncontrolling interests and equity	$12,167,458	$10,474,477

Consolidated Statement of Operations for the Three Months and Year Ended December 31, 2022 and 2021
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Property rental	$438,096	$364,542	$1,654,735	$1,340,990
Tenant reinsurance	47,438	43,897	185,531	170,108
Management fees and other income	21,184	18,944	83,904	66,264
Total revenues	506,718	427,383	1,924,170	1,577,362
Expenses:
Property operations	112,971	94,292	435,342	368,608
Tenant reinsurance	8,211	8,083	33,560	29,488
Transaction related costs	83	—	1,548	—
General and administrative	35,963	27,918	129,251	102,194
Depreciation and amortization	79,920	62,194	288,316	241,879
Total expenses	237,148	192,487	888,017	742,169
Gain on real estate transactions	—	76,877	14,249	140,760
Income from operations	269,570	311,773	1,050,402	975,953
Interest expense	(72,922)	(45,578)	(219,171)	(166,183)
Interest income	17,248	12,832	69,422	49,703
Income before equity in earnings and dividend income from unconsolidated real estate ventures and income tax expense	213,896	279,027	900,653	859,473
Equity in earnings and dividend income from unconsolidated real estate entities	10,992	8,825	41,428	32,358
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets	—	—	—	6,251
Income tax expense	(5,409)	(3,994)	(20,925)	(20,324)
Net income	219,479	283,858	921,156	877,758
Net income allocated to Preferred Operating Partnership noncontrolling interests	(4,345)	(4,050)	(17,623)	(14,697)
Net income allocated to Operating Partnership and other noncontrolling interests	(10,874)	(11,381)	(42,845)	(35,412)
Net income attributable to common stockholders	$204,260	$268,427	$860,688	$827,649
Earnings per common share
Basic	$1.52	$2.00	$6.41	$6.20
Diluted	$1.52	$2.00	$6.41	$6.19
Weighted average number of shares
Basic	133,921,234	133,900,276	134,050,815	133,374,938
Diluted	143,341,111	141,088,941	141,681,388	140,016,028

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three Months and Year Ended December 31, 2022 and 2021 (In thousands) - Unaudited

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Net Income	$219,479	$283,858	$921,156	$877,758
Adjusted to exclude:
Gain on real estate transactions	—	(76,877)	(14,249)	(140,760)
Equity in earnings and dividend income from unconsolidated real estate entities	(10,992)	(8,825)	(41,428)	(32,358)
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets	—	—	—	(6,251)
Interest expense	72,922	45,578	219,171	166,183
Depreciation and amortization	79,920	62,194	288,316	241,879
Income tax expense	5,409	3,994	20,925	20,324
Transaction related costs	83	—	1,548	—
General and administrative	35,963	27,918	129,251	102,194
Management fees, other income and interest income	(38,432)	(31,776)	(153,326)	(115,967)
Net tenant insurance	(39,227)	(35,814)	(151,971)	(140,620)
Non same-store rental revenue	(68,472)	(33,832)	(211,408)	(111,302)
Non same-store operating expense	28,870	15,449	96,147	56,890
Total same-store net operating income	$285,523	$251,867	$1,104,132	$917,970

Same-store rental revenues	369,624	330,710	1,443,327	1,229,688
Same-store operating expenses	84,101	78,843	339,195	311,718
Same-store net operating income	$285,523	$251,867	$1,104,132	$917,970

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Year Ending December 31, 2023 - Unaudited

	For the Year Ending December 31, 2023
	Low End	High End
Net income attributable to common stockholders per diluted share	$5.60	$5.90
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.42	0.42
Net income attributable to common stockholders for diluted computations	6.02	6.32

Adjustments:
Real estate depreciation	2.06	2.06
Amortization of intangibles	0.10	0.10
Unconsolidated joint venture real estate depreciation and amortization	0.12	0.12
Funds from operations attributable to common stockholders	8.30	8.60

Adjustments:
	—	—
Core funds from operations attributable to common stockholders	$8.30	$8.60

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income —
for the Year Ending December 31, 2023 (In thousands) - Unaudited

	For the Year Ending December 31, 2023
	Low	High

Net Income	$864,175	$899,500
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(48,500)	(49,500)
Interest expense	336,000	333,000
Depreciation and amortization	322,000	322,000
Income tax expense	24,500	23,500
General and administrative	141,500	140,500
Management fees and other income	(86,000)	(87,000)
Interest income	(87,000)	(88,000)
Net tenant reinsurance income	(158,500)	(159,500)
Non same-store rental revenues	(209,000)	(209,000)
Non same-store operating expenses	91,000	91,000
Total same-store net operating income[1]	$1,190,175	$1,216,500

Same-store rental revenues[1]	1,573,900	1,596,600
Same-store operating expenses[1]	383,725	380,100
Total same-store net operating income[1]	$1,190,175	$1,216,500

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2023 same-store pool of 914 stores.